Agreement for exclusive right to buy
Dimitrovgrad 06 October 2006
The Exporter: FSUE “SSC- RESEARCH INSTITUTE OF ATOMIC REACTORS” Dimitrovgrad-10, Ulyanovsk region, 433510 Russia, Phone (84235) 6 58 55, Fax (84245) 6 56 58, (84235) 6 56 72	The Firm: IsoRay Medical Inc. 350 Hills Street, Suite 106 Richland, WA 99354-5411
Hereinafter referred as the Parties of the Agreement.
1. Subject of the Agreement.
The Exporter grants the Firm an exclusive right to buy the Cs-131 (hereinafter referred as the Goods) manufactured by the Exporter.

To perform this Agreement the Parties will conclude between themselves separate contracts for the delivery of Goods that would determine the Goods price and volume to be purchased annually. These contracts will specify the certain price, delivery time, terms of payment and other conditions for delivery of Goods from Exporter to the Firm.

This Agreement will be deemed to have commenced on the date of its signing by authorised representatives of the Parties.

This Agreement will be valid for the period of seven years from the date of its signing and will be extended annually providing the obligations of the Parties are met.

2. Obligations of the Parties.
2.1. The Firm undertakes:
2.1.1. Protect the interests of the Exporter by purchasing the goods [**].
2.1.2. To renew the commercial contract for the purchase of Goods no later then October 1 of each year.
2.2. The Exporter undertakes:
2.2.1. To timely obtain the export licenses for the Goods.
2.2.2. To deliver timely and in full volume the Goods of the acceptable quality to the Firm according to the concluded delivery contracts.
2.2.3. To maintain the exclusivity for supply of Cs-131 to the firm unless the following conditions are violated:
a) the Firm refuses to buy the Goods on terms of this present Agreement;
c) the present Agreement has terminated.
d) the firm has bought less than 50% of the Goods volume stated in Clause 2.1.1. of this Agreement.
If the other Party, despite the written notice, does not comply within 60 days with the Obligations of this Agreement, each Party has the right to cancel this Agreement before the expiration of the period of its duration.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Arbitration.
All disputes or differences which arise out of or in connection with the Agreement shall be settled by means of negotiations between the Parties. If the Parties can not settle any such dispute or differences within 21 days from beginning negotiations, then such dispute or difference shall be subjected to settlement, jurisdiction of ordinary courts being excluded, by Arbitration in accordance with the UNCITRAL Rules as at present in force. The place of Arbitration shall be Stockholm, Sweden. The appointing authority shall be Arbitration Institute of the Chamber of Commerce. The award of the Arbitration is final and binding upon both Parties. This Agreement shall be governed by law of Sweden.

4. Miscellaneous Provisions.
Both parties guarantee exclusivity in protection of any and all intellectual property related to production and utilization of Cs-131. Terms and conditions for exclusive protection and mutual transfer of the intellectual property will be set forth in separate agreements. These agreements will be set forth in writing within one year of written notice of intent.

Any alterations and/or appendixes to the Agreement are valid only if they are made out in written form and signed by the duly authorized representatives of each party to this agreement.

Dimitrovgrad is considered to be the place of signing the Agreement.

The Agreement can also be considered legally binding if the signature is provided by a facsimile transmission.

The Agreement has been signed in two copies, one original for each Party concerned in Russian and English, both texts being authentic and having the equal force.

5. Legal addresses of the Parties.

The Exporter:
FSUE “SSC- RESEARCH INSTITUTE OF ATOMIC REACTORS”
Dimitrovgrad-10, Ulyanovsk region,
433510 Russia,
Phone (84235) 6 58 55,
Fax (84245) 6 56 58, (84235) 6 56 72
The Firm: IsoRay Medical Inc. 350 Hills Street, Suite 106 Richland, WA 99354-5411
THE EXPORTER Director General /s/ A. Bykov	THE FIRM CEO & Chairman /s/ Roger E. Girard